EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Longview Fibre Company (the "Company") on Form 10-K for the period ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K"), I, L. J. McLaughlin, Sr. Vice President-Finance, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-K fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 13, 2005

L. J. MCLAUGHLIN
L. J. MCLAUGHLIN
Sr. Vice President-Finance,
Secretary and Treasurer